AIM ENERGY FUND                                                    SUB-ITEM 77Q3

DUE TO THE RESTRICTIONS IN THE FORMAT OF FORM N-SAR TO ALLOW REPORTING OF INFORMATION FOR MULTIPLE CLASSES OF SHARES, THIS EXHIBIT PROVIDES CLASS LEVEL INFORMATION FOR ITEMS 74U AND 74V.

FOR PERIOD ENDING: 9/30/2009
FILE NUMBER :       811-3826
SERIES NO.:                1

74U.   1 Number of shares outstanding (000's Omitted)
         Class A                                                          19,967

       2 Number of shares outstanding of a second class of open-end company shares (000's Omitted)
         Class B                                                           3,462
         Class C                                                           6,145
         Class Y                                                             843
         Investor Class                                                   13,672
         Institutional Class                                                  41

74V.   1 Net asset value per share (to nearest cent)
         Class A                                                         $ 33.72

       2 Net asset value per share of a second class of open-end
         company shares (to nearest cent)
         Class B                                                         $ 31.27
         Class C                                                         $ 30.51
         Class Y                                                         $ 33.68
         Investor Class                                                  $ 33.60
         Institutional Class                                             $ 34.38